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                                                                   EXHIBIT 10.15


                                     LEASE

DATE:           March 31, 1997

LESSOR:         Jim Jamison and Richard Henderson
                P. O. Box 30155
                Flagstaff, Arizona 86003

LESSEE:         Medical Science Systems, Inc.
                a Texas corporation
                4400 Macarthur Blvd.
                Newport Beach, California 92660

PREMISES:       A portion of the property described in Exhibit A consisting of the building of approximately 6,000 square feet to be erected thereon, together with the non-exclusive use of the drives, parking and open space adjacent thereto.

        Lessor hereby leases to Lessee, and Lessee accepts, the subject premises on the following terms and conditions.

        1. CONSTRUCTION OF PREMISES. The Building which is to be the subject premises shall be constructed by Lessor for the purpose of this lease. The building shall be constructed according to the plans and specifications prepared by architect Josh Barclay. Both parties shall approve the plans and specifications by their signatures on such documents no later than April 11, 1997.

        2. LEASE TERM. The lease term shall commence on the date that the premises is certified for occupancy by the City of Flagstaff. Such date, however, shall not be sooner than August 1, 1997, nor later than October 1, 1997.

        If the premises are not certified for occupancy by October 1, 1997, Lessee may, at its option, cancel this lease without liability of any kind. If Lessor does not deliver occupancy to Lessee by October 1, 1997, this lease may be cancelled by Lessor and Lessor's only liability to Lessee shall be payment of two months rent for Lessee at its current Flagstaff location.

        The term shall continue for three years from the first day of the first full month after the date of commencement.
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        3.  MONTHLY RENTAL. The monthly rental paid by Lessee to Lessor shall be equal to the number of gross square feet of the completed building (based on exterior dimensions) times $1.20. In addition, Lessee shall reimburse Lessor for all transaction taxes imposed on this rental transaction by the State, County and City. Such reimbursement shall be paid to Lessor at the same time as the monthly rental.

        If the rental term commences on a date other than the first day of a month, the rent shall be prorated for the first partial month. Thereafter, the full monthly rent shall be due on the first day of each month.

        4. RENT ADJUSTMENTS. Each October, beginning with October 2000, the monthly rental shall be increased if the Consumer Price Index -- U.S. City Average -- All Urban Consumers (1967-100), as published by the United States Department of Labor's Bureau of Statistics, increases over the base period Index. The base period Index shall be the Index for the calendar month in which the lease term commences. The base period Index shall be compared with the Index for the same calendar month for each subsequent year (comparison month). If the Index for the comparison month is higher than the base period Index, then the Minimum Rent for the next year shall be increased by the identical percentage commencing with the next rental commencement month. Such increase shall be limited to 3% for any one year.

        5.  SECURITY DEPOSIT. No security deposit shall be required from Lessee.

        6. USE OF PREMISES. Lessor represents and warrants that there are no deed restrictions or covenants restricting the use of the premises for Lessee's purposes. Lessee is satisfied that its proposed use is allowed by the City of Flagstaff.

        7. ENVIRONMENTAL HAZARDS. Lessor warrants that the premise is free of any environmental hazards. Lessor, at its sole expense, will remedy any such hazards that may be found unless such hazards were caused or created by Lessee. Lessee shall remedy any environmental hazards caused or created by Lessee.

        8. RENEWAL OPTION. Lessee shall have the option to renew this lease for two additional terms of three years each. Such renewals shall be on the same terms and conditions. To exercise these renewal options, Lessee must give Lessor notice of intent to renew, in writing, at least 90 days prior to the expiration of the current term. Such notice is binding on both parties. If
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Lessee does not elect to renew the lease then Lessor or its agents may enter the premises during regular hours, after 24 hours notice to Lessee, to show the premises to prospective new tenants.

        9. CONDITION OF PREMISES. Lessor shall deliver the premises to Lessee clean and free of debris on the commencement date of this Lease, and Lessor further warrants to Lessee that the plumbing, lighting, heating and other systems in the premises shall be in good operating condition and the roof free of leaks on said commencement date. Except as otherwise provided herein, Lessee hereby accepts the premises in their condition existing as of the date that Lessee takes possession of the premises.

        10. MAINTENANCE, REPAIRS AND ALTERATIONS. Lessee, at Lessee's expense, shall provide the routine maintenance for the heating and air conditioning systems, plumbing and electrical. So long as no failure or needed repair is due to lack of maintenance, Lessor shall keep in good order, condition and repair the heating and ventilating systems, hot water heater, plumbing and electrical systems. Lessor shall maintain the exterior walls and surfaces including painting. Lessor shall also maintain the exterior roof and structural integrity of the premises. Lessor shall provide snow removal. Lessor shall keep in good repair the asphalt and concrete of the sidewalks and parking areas. Lessee, at Lessee's sole cost and expense, shall keep the interior premises in good order, condition and repair.

        If Lessee fails to perform Lessee's obligations under this paragraph, Lessor may at Lessor's option, enter upon the premises after 15 days' prior written notice to Lessee (except in the case of emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf and put the premises in good order, condition and repair, and the cost thereof, together with interest thereon at the maximum rate then allowable by law, shall be due and payable as additional rent to Lessor with Lessee's next rental installment. On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the premises to Lessor in the same condition as received, clean and free of debris, but obsolescence, ordinary wear and tear and damage by fire or the elements excepted. Lessee shall repair any damage to the premises occasioned by the installation or removal of its trade fixtures, furnishings and equipment.

        11. INTERIOR REMODELING. Lessee shall not, without Lessor's prior written consent, except for any nonstructural alterations, improvements or additions, make any alterations, improvements, additions or utility installations in, on or about the premises. All such work shall be at Lessee's expense.




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        Any alterations, improvements, additions or utility installations in or about the premises which Lessee shall desire to make and which requires the consent of Lessor shall be presented to Lessor in written form with proposed detailed plans. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring a permit to perform the work from appropriate governmental agencies and all work being done at Lessee's sole expense. If Lessor fails to respond to Lessee's request for consent in 15 days, consent will be deemed given. Lessor's consent shall not be unreasonably withheld.

        Unless Lessor requires their removal, all alterations, improvements, additions and utility installations which may be made on the premises shall become the property of Lessor and remain upon and be surrendered with the premises at the expiration of the term; provided, however, Lessee's machinery, equipment, computers, telephone systems and similar items and systems, trade fixtures and furnishings shall remain the property of Lessee and may be removed by Lessee.

        12. INSURANCE. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this lease a policy of Combined Single Limit Bodily Injury and Property Damage Liability Insurance policy insuring Lessee against any liability arising out of the use, occupancy or maintenance of the premises. Such insurance shall be in an amount not less than $1,000,000 per occurrence. Lessor shall be named as an additional insured on said policy.

        Lessor at Lessor's expense shall obtain a policy of casualty insurance insuring the building against damage to the premises from fire and other casualties.

        Lessee shall be solely responsible for insuring its own contents and personal property against casualty loss at its own expense.

        13. INDEMNITY. Except for any act, omissions, fault or negligence of Lessor or Lessor's agents, employees, representatives or invitees, Lessee shall indemnify and hold harmless Lessor from and against any and all claims of third parties arising from Lessee's use of the premises, or from the conduct of Lessee's business. Lessee shall further indemnify and hold harmless Lessor from and against any and all claims arising from any negligence of Lessee, or any of Lessee's agents, contractors, or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee's expense.


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        14.  DAMAGE OR DESTRUCTION. If the premises is totally or substantially destroyed by any cause whatsoever this lease shall terminate as of the date the destruction occurred.

        If the property is only partially damaged, Lessor, at its sole discretion, may repair the damage as soon as reasonably possible. If Lessor makes such repairs, the lease shall remain in effect with Lessee being entitled to a proportionate deduction of rent while such repairs are being made with such proportionate deduction based upon the extent to which the making of such repairs shall interfere with the business carried on by the Lessee on the property. If Lessor does not elect to repair such partial damage, Lessor shall notify Lessee within 30 days of the occurrence of the damage and the lease shall terminate as of the date of the damage.

        15. COMMON AREA EXPENSES. Lessor shall pay all common area or other charges assessed by the owners of the Cedar Pines Shopping Center.

        16. REAL PROPERTY TAX. Lessor shall pay and be solely responsible for all real property tax assessed against the premises during the lease term up to the amount assessed for the first full year of assessment of the property as improved property. One-half of any increase in subsequent years ("one-half" being one-half of the total parcel described in Exhibit A) will be paid by Lessee at least ten days before the taxes are due to the County Treasurer.

        17. PERSONAL PROPERTY TAX. Lessee shall pay, to the extent required by law, and be solely responsible for all personal property tax assessed to the premises or Lessee's operations at the premises.

        18. UTILITIES. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the premises, together with any tax thereon.

        19. ASSIGNMENT AND SUBLETTING. Lessee may, with Lessor's consent, (not to be unreasonably withheld) assign or sublet all or part of Lessee's interest in this lease. No subletting or assignment shall release Lessee or Lessee's obligation or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by lessee hereunder.




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        20.  LESSEE DEFAULTS. The occurrence of any one or more of the following events shall constitute a material default and breach of this lease by Lessee:

        a.  The vacating or abandonment of the property by Lessee.

        b. The failure of Lessee to make any payment of rent or other payment required to be made by Lessee under the lease where such failure shall continue for a period of 10 days after the receipt of written notice thereof from Lessor to Lessee.


        c. The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this lease to be observed or performed by Lessee, other than #b above, where such failure shall continue for a period of 15 days after receipt of written notice of such from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than 15 days are reasonably required for its cure, then Lessee shall not be deemed in default if Lessee commences such cure within the 15-day period and thereafter diligently prosecutes such cure to completion.

        d. The making by Lessee of any general assignment or general arrangement for the benefit of creditors or the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy, the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the property or of Lessee's interest in the lease, or the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the property or of Lessee's interest in the lease.

        21. LESSOR REMEDIES. In the event of any material default or breach by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

        a. Terminate Lessee's right to possession of the property by any lawful means, in which case this lease shall terminate and Lessee shall immediately surrender possession of the property to the Lessor. In such event, Lessor shall be entitled to recover from lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the property, expenses or reletting, including necessary renovation and alteration of the property, reasonable attorney's fees, and any real estate commission actually paid as well as the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided.



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        b.  Maintain Lessee's right to possession in which case this lease shall continue in effect whether or not Lessee shall have abandoned the property. In such event, Lessor shall be entitled to enforce all of Lessor's rights and remedies under this lease, including the right to recover rent as it becomes due.

        c. Pursue any other remedy now or hereafter available to Lessor under law with unpaid installments of rent and any other unpaid monetary obligations of Lessee under the terms of this lease to bear interest from the date due at the maximum rate then allowable by law no matter which remedy or remedies are selected and enforced.

        d. It is agreed remedies which are not inconsistent at law or equity are cumulative.

        22. LATE CHARGE. Lessee acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by the lease, the exact amount of which is extremely difficult to ascertain. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor by the tenth day of the month in which it is due, then Lessee shall pay to Lessor a late charge of $300. If the monthly rent has not been paid by the 25th of the month, Lessee will be deemed to have breached this lease.

        23. DEFAULT BY LESSOR. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than 15 days after written notice by Lessee to Lessor specifying the exact nature of the default; however, if the nature of Lessor's obligation is such that more than 15 days are required to perform, then Lessor shall not be in default if Lessor commences performance within such 15 days period and thereafter diligently prosecutes the same to completion.

        24. TIME IS OF THE ESSENCE. Time is of the essence.

        25. SIGNS. Lessee may place signs upon the property at its own expense with the approval of the City of Flagstaff.

        26. WAIVERS. No waiver by Lessor of any provision of this lease shall be deemed a waiver of any other provision or any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of any act, shall not be deemed to render unnecessary the obtaining of Lessor's consent to or


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approval of any subsequent act of Lessee. The acceptance of rent by Lessor shall not be a waiver of any preceding breach by Lessee of any provision of the lease, other than the failure of Lessee to pay the particular rents so accepted.

        27. TRANSFER BY LESSOR. In the event Richard Henderson or Jim Jamison (or any successor owner of the property) shall sell, convey or transfer interest in the property, the Lessor's obligations in regard to this lease shall be fully binding on such successor owner. The memorandum of lease to be recorded pursuant to Paragraph 29 shall specifically state that by acceptance of a deed to the property the grantee is accepting the obligations of this lease. However, neither Richard Henderson nor Jim Jamison nor any successor owner shall have any personal liability for the performance of the Lessor's obligation after a transfer of the property to another party.

        28. GENERAL PROVISIONS. If any term or provision of this lease shall be deemed invalid or unenforceable, the remainder of the lease or the application of such term or provision to the extent it is valid, shall be in full force and effect.

        The parties agree in the event of a breach of this lease by either party, the breaching party shall pay the non-breaching party costs and reasonable attorney's fees incurred because of the breach whether a lawsuit is instituted or not.

        Lessee understands and agrees this is a proposal to lease and does not bind the Lessor until approved by the Lessor or its agent.

        Each individual executing this lease on behalf of Lessee represents and warrants that he or she is duly authorized to execute and deliver this lease on behalf of the entity.

        Lessor through an authorized agent, accompanied by Lessee, shall have the right to enter the property at reasonable times for the purpose of inspecting the same or showing the property to prospective purchasers, lenders or tenants, and for making such alterations, repairs, improvements or additions to the property or to the building which Lessor deems necessary or desirable.

        Lessee shall not record this lease in any form. However, a memorandum of this lease shall be recorded.

        Captions and paragraph headings used in this lease are for convenience only and are not part of this agreement and shall not be deemed to limit or alter any provisions of the agreement and shall not be deemed relevant in construing the agreement.


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                LESSOR                                   LESSEE


                                              MEDICAL SCIENCE SYSTEMS, INC.

/s/ RICHARD HENDERSON                     By /s/ PAUL J. WHITE
--------------------------------------       -----------------------------------
Richard Henderson                            Paul J. White, President


/s/ JIM JAMISON                           By /s/ MICHAEL G. NEWMAN
--------------------------------------       -----------------------------------
Jim Jamison                                  Michael G. Newman, Secretary



ACKNOWLEDGEMENT OF SPOUSES:

        I agree to the foregoing lease and agree that my community property interest is bound hereto.

                                             /s/ DARLENE JAMISON
                                             -----------------------------------
                                             Darlene Jamison


        I acknowledge that the subject property is Richard Henderson's sole and separate property and acknowledge that I have no community property interest.


                                             /s/ CLARISA HENDERSON
                                             -----------------------------------
                                             Clarisa Henderson



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